Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS THIRD QUARTER FINANCIAL RESULTS

Selected Highlights:

•                  Company Reports Q3 EPS of $.08 on Sales of $34.7 Million

•                  Year-to-date Cash Flow from Operations at $23.4 Million

•                  Explosion Welding Order Backlog Increases to $63 Million

BOULDER, Colo. — October 29, 2009 — Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), the world’s leading provider of explosion-welded clad metal plates, today reported financial results for its third quarter and nine-month period ended September 30, 2009.

Third quarter sales were $34.7 million versus $52.4 million in the third quarter a year ago and $37.8 million in this year’s second quarter. The 8% sales decline versus the second quarter was better than management’s prior forecasts, which called for a sequential pullback of 10% to 15%. Management said strong customer shipment volumes near quarter-end from the Company’s Mt. Braddock, Pennsylvania explosion welding facility led to the better than expected performance.  Gross margin was 25% versus 33% in the comparable quarter a year ago. This year’s third quarter gross margin was above prior forecasts due to a favorable mix of products shipped from the Company’s U.S. explosion welding operations.

Income from operations was $2.5 million versus $9.4 million in the third quarter a year ago.  Net income was $1.1 million, or $0.08 per diluted share, versus net income of $7.2 million, or $0.57 per diluted share, in the comparable year-ago quarter.  Last year’s net income figure benefitted from unrecognized tax benefits and tax provision adjustments, which resulted in a 2008 third quarter effective tax rate of 7.0%.  This year’s third quarter effective tax rate of 12.1% was well below the anticipated full-year 2009 tax rate of 34% to 35% due primarily to adjustments identified during third quarter 2009 preparation and filing of DMC’s 2008 income tax returns.

Third quarter adjusted EBITDA was $6.0 million versus $12.8 million in the third quarter last year.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principle) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release.

Explosive Metalworking

DMC’s Explosive Metalworking segment recorded third quarter sales of $27.3 million compared with sales of $42.7 million in the same quarter a year ago.  Operating income was $3.4 million versus $8.6 million in the comparable year-ago quarter.  Adjusted EBITDA was $4.9 million versus $10.2 million in the third quarter of 2008. Order backlog at the Explosive Metalworking segment was $63 million versus $57 million at the end of this year’s second quarter.

Oilfield Products

Third quarter sales at DMC’s Oilfield Products segment were $5.1 million versus $6.8 million in the same quarter last year. The segment reported an operating loss of $414,000 versus operating income of $725,000 in the third quarter a year ago.  Adjusted EBITDA was $498,000 versus $1.7 million in the comparable prior-year quarter.

AMK Welding

DMC’s AMK Welding segment reported third quarter sales of $2.2 million versus $2.9 million in the same quarter last year.  Operating income was $441,000 versus $874,000 in the comparable year-

ago quarter.  The segment recorded adjusted EBITDA of $555,000 versus $983,000 in the comparable quarter last year.

Management Commentary

“The third quarter was marked by important progress on a number of fronts,” said Yvon Cariou, president and CEO, “A record $14.8 million explosion welding contract received during the quarter helped strengthen our position in the upstream oil and gas sector — a non-traditional segment for our cladding business.  We also finalized negotiations for our recent purchase of Alberta-based LRI Oil Tools. This acquisition advances our long-range strategy of growing the market share, distribution capabilities and product offerings of our Oilfield Products business.”

“The volume of quoting activity at our Explosive Metalworking segment remained healthy during the third quarter, and we continue to bid on a wide array of prospective projects from across several of our end markets,” Cariou added.  “As has been the case during recent quarters, our rate of converting quotes to bookings remains below historical levels.  However, investment activity within certain industrial processing sectors appears to be improving.  As we get deeper into the next capital spending cycle, we are optimistic that many of the projects we have been tracking will convert into formal bookings.”

Rick Santa, senior vice president and chief financial officer, said, “Dynamic Materials remains on very solid financial footing. During the third quarter, we increased our cash position by 44% to $30 million, and at the nine-month mark of fiscal 2009, we had generated $23.4 million in operating cash flow.”

Guidance

Santa said fourth quarter sales are expected to increase by 10% to 20% from third quarter sales, while full-year sales are now expected to decline from 29% to 31% versus fiscal 2008.  Full-year gross margin is expected to be in a range of 26% to 27%, and the full year tax rate is now anticipated to be in a range of 32% to 33%.

Nine-month Results

Sales for the nine-month period were $122.3 million versus $174.0 million in the same period of 2008. Gross margin was 27% versus 31% in the same period last year. Operating income was $13.8 million versus $28.9 million in the prior year’s nine-month period. Net income through nine months was $7.5 million, or $0.58 per diluted share, compared with net income of $18.7 million, or $1.47 per diluted share, in the same period last year.  Adjusted EBITDA was $23.9 million compared with $41.1 million in the same period a year ago.

The Explosive Metalworking segment reported nine-month sales of $102.4 million versus $147.3 million at the nine-month mark last year.  The segment reported nine-month operating income of $17.4 million compared with $28.4 million in the same period a year ago.  Adjusted EBITDA was $21.8 million versus $35.0 million in the comparable year-ago period.

Nine-month sales at DMC’s Oilfield Products segment were $13.2 million versus $19.1 million in last year’s nine-month period.  The segment reported an operating loss of $2.0 million versus operating income of $775,000 in the same period a year ago.  Nine-month adjusted EBITDA was $603,000 versus $3.6 million in the prior-year’s nine-month period.

AMK Welding recorded nine-month sales of $6.7 million compared with $7.5 million in the comparable year-ago period. Operating income was $1.1 million versus $2.1 million in the prior-

year period.  Adjusted EBITDA at the nine-month mark was $1.5 million compared with $2.4 million in the same period a year ago.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 866-394-8610 (706-758-0876 for international callers) and entering the passcode 35685453.  Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and a telephonic replay will be available through November 1, 2009, by calling 800-642-1687 (706-645-9291 for international callers) and entering the passcode 35685453.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and the company’s ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About Dynamic Materials Corporation

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company.  Its products, which are typically used in industrial capital projects, include explosion-welded clad metal plates and other metal fabrications for use in a variety of industries, including oil and gas, petrochemicals, alternative energy, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and similar industries.  The Company operates three business segments: Explosive Metalworking, which uses proprietary explosive processes to fuse different metals and alloys; Oilfield Products, which manufactures, markets and sells specialized explosive components and systems used to perforate oil and gas wells; and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the Company’s websites at http://www.dynamicmaterials.com and http://www.dynaenergetics.de.

Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for fourth quarter and full-year 2009 sales, margins and tax rates, quoting and booking expectations, our long-range strategy of growing the market share, distribution capabilities and product offerings of our Oilfield Products business, and improving investment activity within certain industrial processing sectors, all of which involve risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2008.

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DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(Dollars in Thousands, Except Share Data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
NET SALES	$34,690	$52,380	$122,268	$173,957
COST OF PRODUCTS SOLD	25,936	35,355	89,032	120,171
Gross profit	8,754	17,025	33,236	53,786
COSTS AND EXPENSES:
General and administrative expenses	2,749	3,679	9,318	10,612
Selling expenses	2,212	2,611	6,376	8,085
Amortization expense of purchased intangible assets	1,293	1,363	3,709	6,188
Total costs and expenses	6,254	7,653	19,403	24,885
INCOME FROM OPERATIONS	2,500	9,372	13,833	28,901
OTHER INCOME (EXPENSE):
Other expense	(633)	(268)	(560)	(227)
Interest expense	(752)	(1,469)	(2,521)	(4,203)
Interest income	41	153	145	477
Equity in earnings (losses) of joint ventures	91	(19)	170	270
INCOME BEFORE INCOME TAXES	1,247	7,769	11,067	25,218
INCOME TAX PROVISION	151	546	3,540	6,535
NET INCOME	$1,096	$7,223	$7,527	$18,683
INCOME PER SHARE:
Basic	$0.09	$0.57	$0.59	$1.48
Diluted	$0.08	$0.57	$0.58	$1.47

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -
Basic	12,632,406	12,463,060	12,597,023	12,426,369
Diluted	12,645,500	12,556,320	12,621,970	12,546,743

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$—	$0.08	$0.15

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	September 30,
	2009	December 31,
	(unaudited)	2008
ASSETS

Cash and cash equivalents	$30,031	$14,360
Accounts receivable, net	21,945	34,719
Inventories	32,565	35,300
Other current assets	6,643	6,670

Total current assets	91,184	91,049

Property, plant and equipment, net	40,768	40,457
Goodwill, net	44,045	43,066
Purchased intangible assets, net	50,137	52,264
Other long-term assets	2,785	2,750

Total assets	$228,919	$229,586

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$9,403	$15,402
Dividend payable	515	—
Accrued income taxes	72	846
Other current liabilities	12,401	15,049
Current portion of long-term debt	10,690	14,450

Total current liabilities	33,081	45,747

Long-term debt	45,957	46,178
Deferred tax liabilities	15,909	16,833
Other long-term liabilities	1,803	2,326
Stockholders’ equity	132,169	118,502

Total liabilities and stockholders’ equity	$228,919	$229,586

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(Dollars in Thousands)

(unaudited)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,527	$18,683
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	3,701	3,621
Amortization of purchased intangible assets	3,709	6,188
Amortization of capitalized debt issuance costs	215	210
Stock-based compensation	2,657	2,363
Deferred income tax benefit	(1,875)	(2,735)
Equity in earnings of joint ventures	(170)	(270)
Change in working capital, net	7,650	(3,255)
Net cash provided by operating activities	23,414	24,805
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(3,238)	(7,325)
Change in other non-current assets	42	50
Net cash used in investing activities	(3,196)	(7,275)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on syndicated credit agreement	(3,912)	—
Borrowings on lines of credit, net	—	7,247
Payments on long-term debt	(653)	(1,251)
Payments on capital lease obligations	(132)	(308)
Payment of dividends	(513)	(1,894)
Payment of deferred debt issuance costs	(58)	(167)
Net proceeds from issuance of common stock	373	333
Excess tax benefit related to stock options	90	9
Net cash provided by (used in) financing activities	(4,805)	3,969
EFFECTS OF EXCHANGE RATES ON CASH	258	(36)
NET INCREASE IN CASH AND CASH EQUIVALENTS	15,671	21,463

CASH AND CASH EQUIVALENTS, beginning of the period	14,360	9,045
CASH AND CASH EQUIVALENTS, end of the period	$30,031	$30,508

 DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Explosive Metalworking Group	$27,327	$42,703	$102,403	$147,344
Oilfield Products	5,123	6,756	13,171	19,128
AMK Welding	2,240	2,921	6,694	7,485
Net sales	$34,690	$52,380	$122,268	$173,957

Explosive Metalworking Group	$3,370	$8,593	$17,381	$28,393
Oilfield Products	(414)	725	(2,013)	775
AMK Welding	441	874	1,122	2,096
Unallocated expenses	(897)	(820)	(2,657)	(2,363)
Income from operations	$2,500	$9,372	$13,833	$28,901

	For the three months ended September 30, 2009
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)
Income (loss) from operations	$3,370	$(414)	$441	$(897)	$2,500
Adjustments:
Stock-based compensation	—	—	—	897	897
Depreciation	910	236	114		1,260
Amortization of purchased intangibles	617	676	—	—	1,293
Adjusted EBITDA	$4,897	$498	$555	$—	$5,950

	For the three months ended September 30, 2008
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)
Income from operations	$8,593	$725	$874	$(820)	$9,372
Adjustments:
Stock-based compensation	—	—	—	820	820
Depreciation	924	234	109	—	1,267
Amortization of purchased intangibles	650	713	—	—	1,363
Adjusted EBITDA	$10,167	$1,672	$983	$—	$12,822

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	For the nine months ended September 30, 2009
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)
Income (loss) from operations	$17,381	$(2,013)	$1,122	$(2,657)	$13,833
Adjustments:
Stock-based compensation	—	—	—	2,657	2,657
Depreciation	2,683	676	342	—	3,701
Amortization of purchased intangibles	1,769	1,940	—	—	3,709
Adjusted EBITDA	$21,833	$603	$1,464	$—	$23,900

	For the nine months ended September 30, 2008
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)
Income from operations	$28,393	$775	$2,096	$(2,363)	$28,901
Adjustments:
Stock-based compensation	—	—	—	2,363	2,363
Depreciation	2,593	704	324	—	3,621
Amortization of purchased intangibles	4,026	2,162	—	—	6,188
Adjusted EBITDA	$35,012	$3,641	$2,420	$—	$41,073

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Net income	$1,096	$7,223	$7,527	$18,683
Interest expense	752	1,469	2,521	4,203
Interest income	(41)	(153)	(145)	(477)
Provision for income taxes	151	546	3,540	6,535
Depreciation	1,260	1,267	3,701	3,621
Amortization of purchased intangible assets	1,293	1,363	3,709	6,188
EBITDA	4,511	11,715	20,853	38,753
Stock-based compensation	897	820	2,657	2,363
Other expense	633	268	560	227
Equity in (earnings) / loss of joint ventures	(91)	19	(170)	(270)
Adjusted EBITDA	$5,950	$12,822	$23,900	$41,073

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